Exhibit 99.1
MariMed Stockholders Approve
Proposed Reverse Stock Split

NORWOOD, MA, October 29, 2026 - MariMed Inc. (“MariMed” or the “Company”) (CSE: MRMD) (OTCQB: MRMD), a leading multi-state cannabis operator focused on improving lives every day, today announced that the Company’s Stockholders approved a proposed reverse stock split of the Company’s common stock (the “Reverse Stock Split”) at a Special Meeting of Stockholders (the “Special Meeting”) held October 28, 2026.

“I want to thank our Shareholders for their overwhelming support in approving the Reverse Stock Split proposal and authorizing our Board to determine whether and when to implement it,” said Jon Levine, Chief Executive Officer of MariMed.

There can be no assurance that the Board will determine to implement the Reverse Stock Split, that MariMed will be eligible for listing on a U.S. national securities exchange, that the Reverse Stock Split will enable the Company to satisfy all applicable listing requirements, or that the Reverse Stock Split will result in a sustained increase in the trading price or liquidity of the Company’s common stock.

Reverse Stock Split Details

The Company’s stockholders approved the following:

•The Board is authorized to determine whether and when to implement the Reverse Stock Split at a ratio of between one for fifty and one for one-hundred, in its discretion. The Board would determine the final ratio based on market conditions and other relevant considerations, including, potentially, the requirements associated with a potential listing of the Company’s common stock on a U.S. national securities exchange.
•The Board retains the discretion not to implement the Reverse Stock Split if it determines that doing so would not be in the best interests of the Company and its stockholders.

•No fractional shares would be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will instead receive a cash payment in lieu thereof.

If the Reverse Stock Split is implemented:

•The number of shares of MariMed common stock outstanding would be reduced by the applicable split ratio. The Reverse Stock Split would not, by itself, change a stockholder’s proportional ownership or voting power in the Company, except for any adjustments resulting from the treatment of fractional shares.

About MariMed

MariMed Inc. is a leading multi-state cannabis operator, known for developing and managing state-of-the-art cultivation, production, and retail facilities. Our award-winning portfolio of cannabis brands, including Betty's Eddies™, Bubby’s Baked™, Vibations™, InHouse™, and Nature’s Heritage™, sets us apart as an industry leader. These trusted brands, crafted with quality and innovation, are recognized and loved by consumers across the country. With a commitment to excellence, MariMed continues to drive growth and set new standards in the cannabis industry. For additional information, visit www.marimedinc.com.

Important Caution Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding the potential implementation of the Reverse Split, the proposed listing of the Company’s common stock on a national exchange and the affect and impact of the Reverse Split, are forward-looking statements. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “expectations,” “intends,” “may,” “plans,” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the Company’s current beliefs and assumptions regarding our business, timing of regulatory approvals, the ability to obtain new licenses, business prospects and strategic growth plan, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties, and other important factors, including, among others, reductions in customer spending, its ability to recruit and retain key personnel, and disruptions from the integration efforts of acquired companies.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business and results of operations. These statements are not a guarantee of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional information regarding these and other factors can be found in the Company’s reports filed with the U.S. Securities and Exchange Commission. In providing these forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

All trademarks and service marks are the property of their respective owners.

Neither the CSE nor its Regulation Services accepts responsibility for the adequacy or accuracy of this release.

For More Information Contact:

Howard Schacter, Chief Communications Officer
Email: hschacter@marimedinc.com
Phone: (781) 277-0007

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